Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2015 relating to the consolidated financial statements of ATRM Holdings, Inc. that appears in the Annual Report on Form 10-K as of and for the years ended December 31, 2014 and 2013.

/s/ Boulay PLLP

Minneapolis, Minnesota

June 3, 2015